EXHIBIT 99.1

AMERICAN COMMERCIAL LINES INC.	Contact: Christopher A. Black
Sr. Vice President, Chief Financial Officer
(812) 288-1836
FOR IMMEDIATE RELEASE
AMERICAN COMMERCIAL LINES INC. ANNOUNCES SECOND
QUARTER RESULTS
Jeffersonville, Indiana (July 25, 2006) — American Commercial Lines Inc. (“ACL” or the “Company”) (NASDAQ: ACLI) today announced results for the three and six month periods ended June 30, 2006. Revenue for the quarter was $218 million, a 20% increase compared with $182 million for the second quarter 2005. Net income for the quarter was $17.7 million or $0.56 per diluted share compared to net income of $6.0 million for the second quarter last year, representing a 193% increase in earnings for the quarter.
Revenue for the six months ended June 30, 2006 was $417 million compared with $328 million for the first six months of 2005, an increase of 27%. Net income for the six months year to date was $28.9 million or $0.92 per diluted share compared to a net loss of $(0.3) million for the first six months of 2005.
Earnings before Interest, Taxes and Depreciation and Amortization (EBITDA) for the second quarter 2006 was $45.1 million, a 60% increase compared to $28.2 million for the second quarter last year. EBITDA margin for the quarter was 20.7% compared with 15.5% during the second quarter last year. EBITDA for the first six months of 2006 was $79.9 million, a 91% increase compared to $41.9 million for the same period last year.
Commenting on the quarter, Mark R. Holden, President and Chief Executive Officer, stated: “We are pleased with our second quarter results. Industry fundamentals remain strong and we believe they will continue to strengthen over the balance of the year. We are especially pleased with achieving our margin objectives one year ahead of schedule. Our core businesses are executing better than planned allowing us to now prepare the organization for growth. We will utilize the balance of this year to finalize our growth plans and objectives. While our results are encouraging, we continue to expand the potential for this business through execution and strong leadership. We have taken a distressed business and transformed it into a good company. More importantly, we have created an environment in which to take a good company and make it great. ”
Revenues within the transportation segments increased 28% to $188 million for the second quarter compared to $148 million during the second quarter 2005. The increased revenues were driven in part by fuel neutral rate increases of 26% on the dry freight business and 13% on the liquid freight business compared to the second quarter 2005.
External revenues from the manufacturing segment decreased 12% to $28 million for the second quarter 2006 compared to $32 million during the second quarter 2005. The decrease was driven by a higher portion of the manufacturing segment’s production devoted to internal builds during the current quarter. Total manufacturing revenue, including internal and external production, was $48.1 million in the second quarter 2006 compared to $34.6 million during the second quarter in 2005. The external customer backlog increased from approximately $360 million at the end of the first quarter 2006 to approximately $470 million at the end of the second quarter 2006.
American Commercial Lines will conduct a conference call to review and discuss its second quarter and year-to-date financial results on Wednesday, July 26, 2006, at 10:00 a.m. eastern daylight time. The phone number to access the conference call is Domestic (800) 798-2796; International (617) 614-6204; and the Participant Passcode is 90619406. The call may also be accessed live on the Company’s internet web site at www.aclines.com. For those unable to participate in the live call or webcast, the ACL Conference Call will be archived at www.aclines.com within three hours of the conclusion of the live call and will remain available for two months afterwards.
Please refer to the attached pages for ACL’s financial statement and Net Income to EBITDA Reconciliation. Additional information, including ACL’s Operating Results by Business Segment and Selected Financial and Non-Financial Data can be found on the Company’s web site.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana is an integrated marine transportation and service company operating in the United States Jones Act trades, with revenues of more than $740 million as of December 31, 2005 and approximately 2,600 employees as of December 31, 2005. For more information about ACL generally, visit www.aclines.com.
Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s and its subsidiaries’ filings with the SEC, including the Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended March 31, 2006 by American Commercial Lines Inc. with the SEC. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except shares and per share amounts)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
REVENUE	$218,447	$182,385	$416,630	$327,793
OPERATING EXPENSE
Materials, Supplies and Other	73,609	73,943	139,872	126,574
Rent	5,738	5,358	11,324	10,475
Labor and Fringe Benefits	35,753	31,786	70,364	63,985
Fuel	38,655	29,632	76,319	56,177
Depreciation and Amortization	12,358	12,205	24,375	24,464
Taxes, Other Than Income Taxes	4,219	4,508	8,756	8,925
Selling, General & Administrative	16,055	13,417	32,290	25,786

Total Operating Expenses	186,387	170,849	363,300	316,386

OPERATING INCOME	32,060	11,536	53,330	11,407
OTHER EXPENSE (INCOME)
Interest Expense	4,982	7,392	9,758	17,754
Other, Net	(949)	(4,471)	(2,574)	(5,889)

Total Other Expenses	4,033	2,921	7,184	11,865

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	28,027	8,615	46,146	(458)
INCOME TAXES	10,284	2,700	17,169	228

INCOME (LOSS) FROM CONTINUING OPERATIONS	17,743	5,915	28,977	(686)
DISCONTINUED OPERATIONS	(39)	118	(125)	391

NET INCOME (LOSS)	$17,704	$6,033	$28,852	$(295)

BASIC	30,355,760	NA	30,295,327	NA
DILUTED	31,393,331	NA	31,322,445	NA
EARNINGS PER SHARE:
BASIC	$0.58	NA	$0.95	NA
DILUTED	$0.56	NA	$0.92	NA

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(In thousands, except shares and per share amounts)

	June 30,	December 31,
	2006	2005
	(Unaudited)	(Note)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$11,808	$13,959
Accounts Receivable, Net	106,700	96,526
Inventory	65,891	44,976
Deferred Tax Asset	2,918	4,644
Other Current Assets	28,057	16,787

Total Current Assets	215,374	176,892

PROPERTIES-NET	446,702	425,741
INVESTMENT IN EQUITY INVESTEES	5,279	5,532
OTHER ASSETS	14,479	15,119

Total Assets	$681,834	$623,284

LIABILITIES

CURRENT LIABILITIES
Accounts Payable	$32,168	$47,517
Accrued Payroll and Fringe Benefits	20,705	22,303
Deferred Revenue	22,331	16,631
Accrued Claims and Insurance Premiums	11,916	13,361
Accrued Interest	5,204	5,179
Customer Deposits	11,562	1,147
Other Liabilities	32,637	24,550

Total Current Liabilities	136,523	130,688

LONG TERM DEBT	214,800	200,000
PENSION LIABILITY	19,250	17,867
DEFERRED TAX LIABILITY	9,813	4,644
OTHER LONG TERM LIABILITIES	15,429	16,384

Total Liabilities	395,815	369,583

STOCKHOLDERS’ EQUITY
Common stock; authorized 125,000,000 shares at $.01 par value; 30,835,770 shares issued and outstanding as of June 30, 2006	307	307
Treasury Stock ; 83,145 shares as of June 30, 2006	(3,018)	—
Other Capital	253,919	247,435
Retained Earnings	40,665	11,813
Accumulated Other Comprehensive Loss	(5,854)	(5,854)

Total Stockholders’ Equity	286,019	253,701

Total Liabilities and Stockholders’ Equity	$681,834	$623,284

Note: The Statement of Financial Position at December 31, 2005 has been derived from the audited consolidated financial statements at that date, but does not include all information and footnotes required by generally accepted accounting principles for a complete set of financial statements.

AMERICAN COMMERCIAL LINES INC.
NET INCOME TO EBITDA RECONCILIATION
(Dollars in thousands)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
CONSOLIDATED NET INCOME (LOSS)	$17,704	$6,033	$28,852	$(295)
Interest Income	(259)	(216)	(408)	(458)
Interest Expense	4,982	7,392	9,758	17,754
Depreciation and Amortization	12,358	12,205	24,375	24,464
Taxes	10,284	2,700	17,169	228
Discontinued Operations	53	85	118	211

CONSOLIDATED EBITDA	$45,122	$28,199	$79,864	$41,904

DOMESTIC TRANSPORTATION NET INCOME (LOSS)	$15,272	$2,746	$25,554	$(828)
Interest Income	(6)	(85)	(20)	(200)
Interest Expense	4,982	7,392	9,758	17,754
Depreciation and Amortization	11,160	11,035	22,006	22,124
Taxes	9,909	2,787	17,950	258

DOMESTIC TRANSPORTATION EBITDA	$41,317	$23,875	$75,248	$39,108

MANUFACTURING NET INCOME	$5,518	$2,089	$12,534	$1,758
Interest Income	—	—	—	—
Interest Expense	—	—	—	—
Depreciation and Amortization	460	443	899	882
Taxes	—	—	—	—

TOTAL MANUFACTURING EBITDA	5,978	2,532	13,433	2,640
Intersegment Profit	(4,078)	(23)	(8,725)	(23)

EXTERNAL MANUFACTURING EBITDA	$1,900	$2,509	$4,708	$2,617

INTERNATIONAL TRANSPORTATION NET INCOME (LOSS)	$717	$157	$(899)	$(2,763)
Interest Income	(252)	(132)	(388)	(259)
Interest Expense	—	—	—	—
Depreciation and Amortization	378	385	755	774
Taxes	375	(87)	(781)	(30)

INTERNATIONAL TRANSPORTATION EBITDA	$1,218	$323	$(1,313)	$(2,278)

Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.